                                                                     EXHIBIT 5.1
                         SIDLEY AUSTIN BROWN & WOOD LLP

         BEIJING                787 SEVENTH AVENUE              LOS ANGELES
                             NEW YORK, NEW YORK 10019
         BRUSSELS             TELEPHONE 212 839 5300              NEW YORK
                              FACSIMILE 212 839 5599
         CHICAGO                  www.sidley.com               SAN FRANCISCO

          DALLAS                   FOUNDED 1866                   SHANGHAI

          GENEVA                                                 SINGAPORE

        HONG KONG                                                  TOKYO

          LONDON                                              WASHINGTON, D.C.

                               November 18, 2005

Structured Asset Securities Corporation II
745 Seventh Avenue
New York, New York  10019

        Re:      Structured Asset Securities Corporation II
                 Commercial/Multifamily Mortgage Pass-Through Certificates
                 Registration Statement on Form S-3
                 ---------------------------------------------------------
Ladies and Gentlemen:

                  We have acted as counsel for Structured Asset Securities
Corporation II, a Delaware corporation (the "Registrant"), in connection with the registration statement on Form S-3 (the "Registration Statement") being filed by the Registrant on or about the date hereof with the Securities and
Exchange Commission (the "Commission") under the Securities Act of 1933 (the
"Act") with respect to the Registrant's commercial/multifamily mortgage pass-through certificates (the "Certificates") to be issued from time to time.
The Certificates will evidence interests in trust funds established by the
Registrant, in each case as described in the Registration Statement. The
Certificates are issuable in one or more series (each, a "Series") under, in the case of each Series, a separate pooling and servicing agreement (a "Pooling and
Servicing Agreement") between the Registrant, one or more servicers or master servicers named therein, one or more special servicers (if any) named therein, the fiscal agent (if any) named therein and the trustee named therein. The
Certificates of each Series are to be sold as described in the Registration
Statement, in any amendment thereto and in the prospectus and prospectus supplement relating to such Series (the "Prospectus" and "Prospectus
Supplement", respectively).

                  In connection with the foregoing, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we deemed necessary for the purposes of this opinion. In our examination, we have assumed the following:
(a) the genuineness of all signatures; (b) the legal capacity of natural persons; (c) the authenticity of all documents submitted to us as originals; (d)
the conformity to original documents of all documents submitted to us as certified or photostatic

SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK

Structured Asset Securities Corporation II
November 18, 2005

copies and the authenticity of the originals of such documents; and (e) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates that we have reviewed. As to any facts material to the opinions expressed herein that were not known to us, we have relied upon certificates, statements and representations of officers and other representatives of the Registrant and others.

                  In rendering this opinion, we have further assumed that:
(i) the Pooling and Servicing Agreement with respect to each Series of
Certificates is executed and delivered substantially in the form filed as an exhibit to the Registration Statement; (ii) each party to the Pooling and
Servicing Agreement with respect to each Series of Certificates has the power and authority to enter into and perform all of such party's obligations thereunder; (iii) when the Pooling and Servicing Agreement with respect to each
Series of Certificates has been duly authorized by all necessary action, and executed and delivered by each party thereto, it will constitute the valid and binding obligation of each such party, enforceable against each such party in accordance with its terms; and (iv) the transactions contemplated to occur under the Registration Statement, the Prospectus, the related Prospectus Supplement and the related Pooling and Servicing Agreement with respect to each Series of
Certificates in fact occur in accordance with the respective terms thereof.

                  Based upon and subject to the foregoing, we are of the opinion that--

                           A. When (i) the Registration Statement has become
         effective, (ii) the issuance and principal terms of any Series of
         Certificates have been duly authorized by all necessary action by the
         Registrant, (iii) the Pooling and Servicing Agreement relating to such
         Series has been duly authorized by all necessary action and executed and delivered by or on behalf of each party thereto, and (iv) the
         Certificates of such Series have been duly executed, authenticated and delivered in accordance with the terms and conditions of the Pooling and Servicing Agreement relating to such Series and sold in the manner described in the Registration Statement, in any amendment thereto, in the Prospectus and in any Prospectus Supplement relating thereto, then the Certificates of such Series will be legally and validly issued and outstanding, fully paid and non-assessable, and

                           B. The description set forth under the caption
         "Federal Income Tax Consequences" in the Prospectus included as a part of the Registration Statement, although it does not discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors (some of which may be subject to special treatment under the Internal Revenue Code of 1986), otherwise correctly describes, as of the date hereof, the material aspects of the federal income tax treatment of an investment in a Series of
         Certificates commonly applicable to investors that are U.S. Persons (as defined in such Prospectus) and, where expressly indicated therein, to investors that are not U.S. Persons.

SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK

Structured Asset Securities Corporation II
November 18, 2005

                  We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the headings "Legal Matters" and "Federal Income Tax Consequences" in the Prospectus
included as part of the Registration Statement and in the Prospectus Supplement
relating to each Series of Certificates with respect to which we act as counsel to the Registrant. In giving such consent, we do not consider that we are
"experts", within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the
Registration Statement, including this opinion as an exhibit or otherwise.

                  We express no opinion as to any laws other than the federal laws of the United States of America and the laws of the State of New York. We do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed above.

                                             Very truly yours,

                                             /s/ Sidley Austin Brown & Wood LLP